Exhibit 99.1

ARTICLES OF AMENDMENT

OF

CNL HEALTHCARE PROPERTIES II, INC.

FIRST: The charter of CNL Healthcare Properties II, Inc., a Maryland corporation (the “Company”), is hereby amended as follows:

1.	The definition of “Roll-Up Transaction” in Article IV is hereby amended and restated in its entirety as follows:

Roll-Up Transaction. A transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity to the Common Stockholders.

Such term does not include:

(a) a transaction involving securities of the Company that have been Listed for at least 12 months or traded through the National Association of Securities Dealers Automated Quotation National Market System;

(b) a transaction involving the issuance of interests in a liquidating trust pursuant to a plan of liquidation; or

(c) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the voting rights of Common Stockholders;

(ii) the term of existence of the Company;

(iii) Sponsor or Advisor compensation; or

(iv) the Company’s investment objectives.

2.	Section 10.7 is hereby amended and restated in its entirety as follows:

Section 10.7    [Intentionally omitted.]

SECOND: The amendment of the charter of the Company as set forth above has been duly advised and approved by the board of directors and approved by the stockholders of the Company as required by law.

THIRD: The undersigned Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Company and as to all matters and facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signatures on following page.]

IN WITNESS WHEREOF, CNL Healthcare Properties II, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 10th day of September, 2019.

CNL HEALTHCARE PROPERTIES II, INC.

By:	/s/ Stephen H. Mauldin		(SEAL)
	Name:	Stephen H. Mauldin
	Title:	Chairman of the Board, Chief Executive Officer and President

ATTEST

By:	/s/ Tracey B. Bracco
	Name:	Tracey B. Bracco
	Title:	General Counsel, Vice President and Secretary

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